UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 14, 2025

LAZYDAYS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38424	82-4183498
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4042 Park Oaks Blvd., Suite 350, Tampa, Florida	33610
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(813) 246-4999

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	GORV	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Administrative Officer

The board of directors (the “Board”) of Lazydays Holdings, Inc., a Delaware corporation (the “Company”), appointed Kyle Richter, age 54, as Chief Administrative Officer of the Company, effective May 14, 2025.

Mr. Richter has over 20 years of experience providing financial and operational consulting services to publicly and privately held companies in a variety of industries. He has served as a Managing Director of Berkeley Research Group, LLC (“BRG”), a global consulting firm, since 2016. Prior to joining BRG, Mr. Richter was in the corporate restructuring group of Deloitte & Touche LLP, a multinational professional services network, from 2012 to 2016, last serving in the role of Director, and was at the restructuring consulting firm of CRG Partners from 1999 to 2012. Mr. Richter holds an MBA and an M.S. in Accounting from Northeastern University and a Bachelor of Business Administration from Skidmore College. The services of Mr. Richter are being provided pursuant to an engagement agreement between the Company and BRG. Mr. Richter’s services to the Company are billed by BRG, and he is not separately compensated by the Company for serving as its Chief Administrative Officer. BRG is not an affiliate of the Company or any of its subsidiaries.

There are no family relationships (as defined in Item 401(d) of Regulation S-K) between Mr. Richter and any of the Company’s directors or executive officers. There are no transactions between the Company and Mr. Richter of the kind required to be reported under Item 404(a) of Regulation S-K. There are no arrangements or understandings between Mr. Richter and any other person regarding his appointment of the kind required to be reported under Item 401(b) of Regulation S-K.

Resignation of Directors

On May 14, 2025, Jordan Gnat, a Class A director, and Suzanne Tager, a Class B director, each resigned from the Board and all committees thereof effective as of 5:00 p.m. Eastern time on May 14, 2025. Neither Mr. Gnat’s nor Ms. Tager’s decision to resign from the Board was due to any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices. The Board thanks Mr. Gnat and Ms. Tager for their service. Consistent with the ongoing efforts of the Company to seek to improve the Company’s financial performance, the Board does not intend to fill the vacancies at this time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAZYDAYS HOLDINGS, INC.

May 16, 2025	By:	/s/ Ronald K. Fleming
Date		Ronald K. Fleming
Interim Chief Executive Officer